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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                             KPMG PEAT MARWICK LLP

The Board of Directors
2Connect Express, Inc.:

     We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Information" and "Experts" in the prospectus.

                             KPMG Peat Marwick LLP

Miami, Florida

May 1, 1997